Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE SECOND QUARTER OF 2023

Second Quarter 2023 Highlights:

•
Completed accretive $100 million repurchase of Class B units of Hess Midstream Operations LP in June 2023, which is the second repurchase transaction during 2023.
•
Increased quarterly cash distribution to $0.6011 per Class A share for the second quarter of 2023, an approximate 2.7% increase compared with the first quarter of 2023, consisting of a 1.5% increase in the distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with the target of at least 5% growth in annual distributions per Class A share through 2025.
•
Net income was $147.9 million. Net cash provided by operating activities was $204.6 million.
•
Net income attributable to Hess Midstream LP was $25.1 million, or $0.50 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $248.1 million, Distributable Cash Flow1 was $202.6 million and Adjusted Free Cash Flow1 was $154.3 million.

Guidance:

•
Following strong year-to-date operational performance, Hess Midstream LP is increasing its full year 2023 guidance for gas gathering and gas processing throughput volumes.
•
Hess Midstream LP is updating its full year 2023 net income guidance to $595 – $625 million and increasing its Adjusted EBITDA guidance to $1,000 – $1,030 million.
•
Hess Midstream LP continues to target at least 5% annual distribution growth per Class A share through 2025 with expected annual distribution coverage of at least 1.4x and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA.
•
Hess Midstream LP continues to expect organic throughput volume growth across all systems for 2024 and 2025 relative to 2023 volume guidance.

HOUSTON, July 26, 2023—Hess Midstream LP (NYSE: HESM) (“Hess Midstream”) today reported second quarter 2023 net income of $147.9 million compared with net income of $151.8 million for the second quarter of 2022. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $25.1 million, or $0.50 basic earnings per Class A share compared with $0.51 basic earnings per Class A share in the second quarter of 2022. Hess Midstream generated Adjusted EBITDA of $248.1 million. Distributable Cash Flow (“DCF”) for the second quarter of 2023 was $202.6 million and Adjusted Free Cash Flow was $154.3 million.

(1) Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

“Hess Midstream delivered another quarter of strong operational and financial results driven by our continued focus on gas capture and Hess Corporation's Bakken performance, supporting continued return of capital to our shareholders,” said John Gatling, President and Chief Operating Officer of Hess Midstream. “We are increasing our 2023 gas throughput guidance and reiterating our expectation for substantial volume growth across all of our systems through 2025, which is expected to result in sustained excess free cash flow generation and allow us to continue our demonstrated track record of differentiated shareholder returns.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the “Sponsors”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

Financial Results

Revenues and other income in the second quarter of 2023 were $324.0 million compared with $313.4 million in the prior-year quarter. Second quarter 2023 revenues included $18.6 million of pass-through electricity, produced water trucking and disposal costs and certain other fees and $2.2 million of shortfall fees related to minimum volume commitments (“MVC”) compared with $19.9 million and $57.7 million, respectively, in the prior-year quarter. Second quarter 2023 revenues and other income were up $10.6 million compared to the prior-year quarter primarily due to higher tariff rates partly offset by lower shortfall fees due to the transition from higher MVC levels in 2022 to actual physical volumes in 2023 that are at or above MVCs. Total operating costs and expenses in the second quarter of 2023 were $125.9 million, up from $118.1 million in the prior-year quarter. The increase was primarily attributable to higher operating expenses and higher depreciation expense for additional assets placed in service. Interest expense in the second quarter of 2023 was $43.8 million, up from $37.4 million in the prior-year quarter primarily attributable to higher interest rates on the Term Loan A and revolving credit facilities.

Net income for the second quarter of 2023 was $147.9 million, or $0.50 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.51 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of our organizational structure. Net cash provided by operating activities for the second quarter of 2023 was $204.6 million.

Adjusted EBITDA for the second quarter of 2023 was $248.1 million. Relative to distributions, DCF for the second quarter of 2023 of $202.6 million resulted in an approximate 1.4x distribution coverage ratio. Adjusted Free Cash Flow for the second quarter of 2023 was $154.3 million. At June 30, 2023, Hess Midstream had a drawn balance of $198.0 million on its revolving credit facility.

Operational Highlights

Throughput volumes increased 23% for gas processing and 19% for gas gathering in the second quarter of 2023 compared with the second quarter of 2022 primarily due to higher production, including third-party volumes, higher gas capture, and recovery from severe weather in the second quarter of 2022. Water gathering volumes increased 34% reflecting continued steady organic growth of our water handling business. Throughput volumes in the second quarter of 2023 compared with the second quarter of 2022 increased 16% for terminaling and 7% for crude oil gathering primarily due to higher production and higher third-party volumes.

Capital Expenditures

Capital expenditures for the second quarter of 2023 totaled $52.1 million, including $48.3 million of expansion capital expenditures and $3.8 million of maintenance capital expenditures, and were primarily attributable to continued expansion of our gas compression capacity. Capital expenditures in the prior-year quarter were $71.7 million, including $70.5 million of expansion capital expenditures and $1.2 million of maintenance capital expenditures, and were also primarily attributable to expansion of our gas compression capacity.

Quarterly Cash Distributions

On July 24, 2023, our general partner’s board of directors declared a quarterly cash distribution of $0.6011 per Class A share for the second quarter of 2023. The distribution represents an approximate 2.7% increase in the quarterly distribution per Class A share for the second quarter of 2023 as compared with the first quarter of 2023. The increase consists of an approximate 1.5% increase in Hess Midstream's distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with its target of at least 5% growth in annual distributions per Class A share through 2025. The distribution is expected to be paid on August 14, 2023, to shareholders of record as of the close of business on August 3, 2023.

Updated Guidance

Hess Midstream continues to target at least 5% annual distribution growth per Class A share through 2025 from this new higher distribution level with expected annual distribution coverage of at least 1.4x and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA. For 2024 and 2025, Hess Midstream continues to expect organic throughput volume growth across all systems relative to 2023 volume guidance.

Hess Midstream is increasing its gas gathering and gas processing throughput guidance for full year 2023 and updating its full year 2023 net income, Adjusted EBITDA, DCF and Adjusted Free Cash Flow guidance based on strong year-to-date operational performance. Additionally, Hess Midstream is further updating its net income, DCF and Adjusted Free Cash Flow guidance to include the impact of an incremental $10 million in expected interest expense on borrowings under its credit facility used to fund the Class B unit repurchase transactions. The updated net income guidance also includes the impact of an incremental $5 million in expected income tax expense resulting from ownership changes following the previously completed Class B unit repurchase and secondary equity offering transactions.

Hess Midstream reiterates its guidance of at least 10% per year expected growth in net income and Adjusted EBITDA in each of 2024 and 2025, and approximately 10% annualized growth in throughput volumes across gas, oil and water systems from 2023 levels as implied in our already-established MVCs for 2025.

Year Ending
December 31, 2023
(Unaudited)
Financials (in millions)
Net income	$595 – 625
Adjusted EBITDA	$1,000 – 1,030
Distributable cash flow	$820 – 850
Expansion capital expenditures	$210
Maintenance capital expenditures	$15
Adjusted free cash flow	$610 – 640

Year Ending
December 31, 2023
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	370 – 380
Crude oil gathering - MBbl of crude oil per day	95 – 105
Gas processing - MMcf of natural gas per day	355 – 365
Crude terminals - MBbl of crude oil per day	105 – 115
Water gathering - MBbl of water per day	85 – 95

Investor Webcast

Hess Midstream will review second quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to the Investor Relations sections of our website at www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. “Distributable Cash Flow” or “DCF” is defined as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. We define “Adjusted Free Cash Flow” as DCF less expansion capital expenditures and ongoing contributions to equity investments. We define "Gross Adjusted EBITDA Margin" as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, DCF, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP) and net cash provided by operating activities (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	Second Quarter
	(unaudited)
	2023		2022

(in millions, except ratio and per-share data)
Reconciliation of Adjusted EBITDA and Distributable Cash Flow to net income:
Net income	$147.9		$151.8
Plus:
Depreciation expense	47.0		45.0
Proportional share of equity affiliates' depreciation	1.3		1.3
Interest expense, net	43.8		37.4
Income tax expense (benefit)	8.1		7.1
Adjusted EBITDA	248.1		242.6
Less:
Interest, net(1)	41.7		35.2
Maintenance capital expenditures	3.8		1.2
Distributable cash flow	$202.6		$206.2

Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$204.6		$213.2
Changes in assets and liabilities	1.0		(6.3)
Amortization of deferred financing costs	(2.1)		(2.2)
Proportional share of equity affiliates' depreciation	1.3		1.3
Interest expense, net	43.8		37.4
Earnings from equity investments	1.7		1.0
Distribution from equity investments	(1.8)		(1.4)
Other	(0.4)		(0.4)
Adjusted EBITDA	$248.1		$242.6
Less:
Interest, net(1)	41.7		35.2
Maintenance capital expenditures	3.8		1.2
Distributable cash flow	$202.6		$206.2
Less:
Expansion capital expenditures	48.3		70.5
Adjusted free cash flow	$154.3		$135.7
Distributed cash flow	140.0		133.3
Distribution coverage ratio	1.4	x	1.5	x
Distribution per Class A share	$0.6011		$0.5559

(1) Excludes amortization of deferred financing costs.

	Second Quarter
	(Unaudited)
	2023	2022
(in millions)
Reconciliation of gross Adjusted EBITDA margin to net income:
Net income	$147.9	$151.8
Plus:
Depreciation expense	47.0	45.0
Proportional share of equity affiliates' depreciation	1.3	1.3
Interest expense, net	43.8	37.4
Income tax expense (benefit)	8.1	7.1
Adjusted EBITDA	$248.1	$242.6

Total revenues	$324.0	$313.4
Less: pass-through revenues	18.6	19.9
Revenues excluding pass-through	$305.4	$293.5
Gross Adjusted EBITDA margin	81%	83%

Guidance
Year Ending
December 31, 2023
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA, Distributable Cash Flow and Adjusted Free Cash Flow to net income:
Net income	$595 – 625
Plus:
Depreciation expense*	195
Interest expense, net	175
Income tax expense	35
Adjusted EBITDA	$1,000 – 1,030
Less:
Interest, net, and maintenance capital expenditures	180
Distributable cash flow	$820 – 850
Less:
Expansion capital expenditures	210
Adjusted free cash flow	$610 – 640
*Includes proportional share of equity affiliates' depreciation

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; and future economic and market conditions in the oil and gas industry.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess' nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; the direct and indirect effects of an epidemic or outbreak of an infectious disease, such as COVID-19 and its variants, on our business and those of our business partners, suppliers and customers, including Hess; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(713) 496-6076

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2023	2022	2023
Statement of operations
Revenues
Affiliate services	$321.9	$313.0	$303.4
Other income	2.1	0.4	1.6
Total revenues	324.0	313.4	305.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	73.1	67.8	62.5
Depreciation expense	47.0	45.0	47.4
General and administrative expenses	5.8	5.3	6.4
Total operating costs and expenses	125.9	118.1	116.3
Income from operations	198.1	195.3	188.7
Income from equity investments	1.7	1.0	1.6
Interest expense, net	43.8	37.4	41.6
Income before income tax expense (benefit)	156.0	158.9	148.7
Income tax expense (benefit)	8.1	7.1	6.5
Net income	$147.9	$151.8	$142.2
Less: Net income attributable to noncontrolling interest	122.8	129.8	121.5
Net income attributable to Hess Midstream LP	$25.1	$22.0	$20.7

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.50	$0.51	$0.47
Diluted	$0.50	$0.50	$0.47
Weighted average Class A shares outstanding
Basic	50.1	43.7	44.0
Diluted	50.2	43.7	44.1

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Six Months Ended June 30,
	2023	2022
Statement of operations
Revenues
Affiliate services	$625.3	$625.1
Other income	3.7	0.7
Total revenues	629.0	625.8
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	135.6	134.3
Depreciation expense	94.4	89.4
General and administrative expenses	12.2	11.3
Total operating costs and expenses	242.2	235.0
Income from operations	386.8	390.8
Income from equity investments	3.3	1.4
Interest expense, net	85.4	68.7
Income before income tax expense (benefit)	304.7	323.5
Income tax expense (benefit)	14.6	12.1
Net income	$290.1	$311.4
Less: Net income attributable to noncontrolling interest	244.3	272.5
Net income attributable to Hess Midstream LP	$45.8	$38.9

Net income attributable to Hess Midstream LP per Class A share:
Basic:	$0.97	$1.01
Diluted:	$0.97	$0.99
Weighted average Class A shares outstanding
Basic	47.1	38.7
Diluted	47.1	38.8

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Second Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$174.1	$121.6	$26.2	$-	$321.9
Other income	0.4	1.2	0.5	-	2.1
Total revenues	174.5	122.8	26.7	-	324.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	43.8	23.8	5.5	-	73.1
Depreciation expense	28.2	14.5	4.3	-	47.0
General and administrative expenses	2.5	1.1	0.2	2.0	5.8
Total operating costs and expenses	74.5	39.4	10.0	2.0	125.9
Income (loss) from operations	100.0	83.4	16.7	(2.0)	198.1
Income from equity investments	-	1.7	-	-	1.7
Interest expense, net	-	-	-	43.8	43.8
Income before income tax expense (benefit)	100.0	85.1	16.7	(45.8)	156.0
Income tax expense (benefit)	-	-	-	8.1	8.1
Net income (loss)	100.0	85.1	16.7	(53.9)	147.9
Less: Net income (loss) attributable to noncontrolling interest	78.7	66.8	13.3	(36.0)	122.8
Net income (loss) attributable to Hess Midstream LP	$21.3	$18.3	$3.4	$(17.9)	$25.1

	Second Quarter 2022
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$166.2	$116.5	$30.3	$-	$313.0
Other income	-	-	0.4	-	0.4
Total revenues	166.2	116.5	30.7	-	313.4
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	41.8	20.8	5.2	-	67.8
Depreciation expense	26.6	14.4	4.0	-	45.0
General and administrative expenses	2.6	1.0	0.2	1.5	5.3
Total operating costs and expenses	71.0	36.2	9.4	1.5	118.1
Income (loss) from operations	95.2	80.3	21.3	(1.5)	195.3
Income from equity investments	-	1.0	-	-	1.0
Interest expense, net	-	-	-	37.4	37.4
Income before income tax expense (benefit)	95.2	81.3	21.3	(38.9)	158.9
Income tax expense (benefit)	-	-	-	7.1	7.1
Net income (loss)	95.2	81.3	21.3	(46.0)	151.8
Less: Net income (loss) attributable to noncontrolling interest	77.6	66.3	17.5	(31.6)	129.8
Net income (loss) attributable to Hess Midstream LP	$17.6	$15.0	$3.8	$(14.4)	$22.0

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$164.4	$113.8	$25.2	$-	$303.4
Other income	0.3	0.6	0.7	-	1.6
Total revenues	164.7	114.4	25.9	-	305.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	38.4	20.2	3.9	-	62.5
Depreciation expense	28.8	14.5	4.1	-	47.4
General and administrative expenses	2.4	1.2	0.3	2.5	6.4
Total operating costs and expenses	69.6	35.9	8.3	2.5	116.3
Income (loss) from operations	95.1	78.5	17.6	(2.5)	188.7
Income from equity investments	-	1.6	-	-	1.6
Interest expense, net	-	-	-	41.6	41.6
Income before income tax expense (benefit)	95.1	80.1	17.6	(44.1)	148.7
Income tax expense (benefit)	-	-	-	6.5	6.5
Net income (loss)	95.1	80.1	17.6	(50.6)	142.2
Less: Net income (loss) attributable to noncontrolling interest	77.7	65.6	14.3	(36.1)	121.5
Net income (loss) attributable to Hess Midstream LP	$17.4	$14.5	$3.3	$(14.5)	$20.7

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	Second	Second	First
	Quarter	Quarter	Quarter
	2023	2022	2023

Throughput volumes
Gas gathering - Mcf of natural gas per day	369	309	347
Crude oil gathering - bopd	94	88	93
Gas processing - Mcf of natural gas per day	358	292	338
Crude terminals - bopd	108	93	104
NGL loading - blpd	12	9	9
Water gathering - blpd	87	65	79

		Six Months Ended
		June 30,
		2023	2022
Throughput volumes
Gas gathering - Mcf of natural gas per day		358	318
Crude oil gathering - bopd		94	95
Gas processing - Mcf of natural gas per day		348	304
Crude terminals - bopd		106	100
NGL loading - blpd		11	12
Water gathering - blpd		83	68